Exhibit 10.1

November 8, 2023

Elutia Inc.

12510 Prosperity Drive, Suite 370

Silver Spring, MD 20904

Attn: Jeffrey D. Hamet

RE:	Amendment Letter

Ladies and Gentlemen:

Reference is made to (i) that certain Credit Agreement, dated as of August 10, 2022, by and among Elutia Inc., a Delaware corporation (f/k/a Aziyo Biologics, Inc.)(the “Borrower”), each of the undersigned financial institutions (individually each a “Lender” and collectively the “Lenders”) and SWK Funding LLC, a Delaware limited liability company, in its capacity as administrative agent for the other Lenders (in such capacity, “Agent”) (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and (ii) that certain letter agreement among Borrower, Agent and Berkeley Biologics LLC, dated as of November 8, 2023 (the “Lien Release Letter Agreement”).

All capitalized terms used in this amendment letter (this “Amendment Letter”) and not otherwise defined herein, shall have the respective meanings given such terms in the Credit Agreement.

At the request of Borrower, Agent hereby agrees to release its lien on the “Released Collateral” (as defined in the Lien Release Letter Agreement) in accordance with the Lien Release Letter Agreement upon receipt of payment of $2,004,920.00 (the “Partial Payoff Amount”) notwithstanding anything set forth in Section 2.8(c) of the Credit Agreement to the contrary. As consideration for such accommodation by Agent, Borrower hereby agrees that $50,000 of the Partial Payoff Amount shall be retained by Agent as an extension fee, which shall be deemed fully-earned and non-refundable as of the date hereof, with the remaining $1,954,920 being applied to the principal balance of the Term Loan. In addition, Borrower shall pay the remaining $2,000,000 otherwise due and owing to Agent pursuant to Section 2.8(c) of the Credit Agreement in connection with the sale of the “Released Collateral” (the “Deferred Payoff Amount”) on the earlier of (i) February 15, 2024 or (ii) two (2) Business Days following written request for payment thereof by Agent.

In addition to the forgoing, Borrower and Agent hereby agree that, until payment of the Deferred Payoff Amount has been received by Agent, the amount of Consolidated Unencumbered Liquid Assets otherwise required to be maintained by Borrower pursuant to Section 7.13.1 of the Credit Agreement shall be increased by the amount of the Deferred Payoff Amount.

Except for the amendments expressly set forth above, all of the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain and continue in full force and effect. This Amendment Letter shall not apply to any other past, present or future deviations from the Credit Agreement or any other Loan Document. Except as expressly provided herein, Agent or any Lender’s failure to exercise any right, privilege or remedy as a result of the matters set forth above shall not directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect Agent or any Lender’s right at any time to exercise any right, privilege, or remedy in connection with the Credit Agreement, the other Loan Documents, any other agreement, or any other contract or instrument in connection therewith, or (b) amend or alter any provision of the Credit Agreement, the other Loan Documents, any other agreement, or any other contract or instrument in connection therewith, or (c) constitute any course of dealing or other basis for altering any obligations of Borrower or any right, privilege, or remedy of Agent or any Lender under the Credit Agreement, the other Loan Documents, any other agreement, or any other contract or instrument in connection therewith. Agent and each Lender hereby reserve all rights granted under the Credit Agreement, the other Loan Documents, this Amendment Letter and any other contract or instrument between Borrower, Agent or any Lender in connection therewith. Except as expressly stated herein, Agent and each Lender reserve all of their respective rights, privileges and remedies under the Credit Agreement, the other Loan Documents, each other agreement and any other contracts or instruments executed by Borrower for the benefit of Agent or such Lender in connection therewith.

Borrower hereby represents and warrants that (i) each of the representations and warranties contained in the Credit Agreement, is true, correct and complete in all material respects as of the date hereof; provided, however, that those representations and warranties expressly referring to a specific date shall be true, correct and complete in all material respects as of such date and (ii) no Default or Event of Default exists.

This Amendment Letter shall not become effective until Agent has received an executed and delivered signature page to this Amendment Letter by the Borrower.

Borrower represents that it has discussed this Amendment Letter with its counsel.

THE TERMS AND PROVISIONS OF SECTION 10.17 (GOVERNING LAW) AND 10.18 (FORUM SELECTION; CONSENT TO JURISDICTION) OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED HEREIN BY REFERENCE, and SHALL APPLY TO THIS AMENDMENT LETTER MUTATIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

This Amendment Letter may be executed in multiple counterparts, each of which shall constitute an original hereof, and all of which taken together shall constitute one and the same agreement. One or more counterparts of this Amendment Letter may be delivered by facsimile or electronic (including “PDF”) transmission, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

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IN WITNESS HEREOF, as of the date above-written, the undersigned hereby agree to the terms and conditions set forth in this Amendment Letter.

Very truly yours,

AGENT AND LENDER:

SWK FUNDING LLC
As Agent and a Lender

By:	SWK Holdings Corporation
its sole manager

By:	/s/ John Tamas
Name: John Tamas
Title: Authorized Signatory

[Additional signature pages follow]

ACCEPTED AND AGREED TO:

BORROWER:

ELUTIA INC., (f/k/a Aziyo Biologics, Inc.)

By:	/s/ Jeffrey D. Hamet
Name:	Jeffrey D. Hamet
Title:	Senior Vice President, Finance